Exhibit 10.2

NITROMED, INC.

Amendment No. 1 to Agreement

This Amendment No. 1 to Agreement (the “Amendment”), by and between NitroMed, Inc., a Delaware corporation (the “Company”), and                      (the “Employee”), is made as of the date set forth below and amends that certain Agreement, dated April    , 2006, by and between the Company and the Employee (the “Agreement”).

Pursuant to Section 7.9 of the Agreement, the Agreement be, and hereby is, amended as set forth below.  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

1.             Section 4.2(a)(i)(2) is hereby deleted in its entirety and the following is substituted in its place:

“(2)         the amount equal to (A) the Employee’s highest annual base salary during the two-year period prior to the Change in Control Date (the “Benchmark Salary”) multiplied by (B) 0.5.”

2.             Section 4.2(a)(ii) of the Agreement is hereby deleted in its entirety and the following is substituted in its place:

“(ii)         for twelve (12) months after the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue to provide benefits to the Employee and the Employee’s family at least equal to those which would have been provided to them if the Employee’s employment had not been terminated, in accordance with the applicable Benefit Plans in effect on the Measurement Date or, if more favorable to the Employee and his family, in effect generally at any time thereafter with respect to other peer executives of the Company; provided, however, that if the Employee becomes reemployed with another employer and is eligible to receive a particular type of benefits (e.g., health insurance benefits) from such employer on terms at least as favorable to the Employee and his family as those being provided by the Company, then the Company shall no longer be required to provide those particular benefits to the Employee and his family;”

3.             Section 4.2(a)(v) is hereby added to the Agreement as follows:

“(v)         If the Employee remains unemployed throughout and at the conclusion of the six-month period immediately following the Date of Termination, the Company shall pay to the Employee in cash, in advance on a monthly basis, for up to six (6) months following the six-month anniversary of the Date of Termination (the “Additional Period”), an amount equal to 1/12 of the Benchmark Salary; provided, however, that if at any time during the Additional Period the Employee becomes reemployed with another employer in a comparable position, the salary continuation payments provided pursuant to this paragraph shall terminate immediately.”

4.             Except as herein provided, all other terms and conditions of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth below.

NITROMED, INC.

By:

Title:

[NAME OF EMPLOYEE]

Signature

Address:

Date:

2

NitroMed, Inc.

Schedule of Executive Officers Party to Form of Amendment No. 1 Attached Hereto

The executive officers of NitroMed, Inc. named below have entered into the attached form of Amendment No. 1 to Agreement.  The following chart illustrates the material differences in the terms of the form of Agreement, as amended by Amendment No. 1, entered into by each such executive officer:

Name of Executive Officer	Date of Agreement	Date of Amendment No. 1	Stock Acceleration	Severance Payment	Period of Continuation of Benefits	Period of Determining Eligibility for Retiree Benefits
James G. Ham, III	4/9/06	8/18/06	50% of then outstanding stock options accelerate

50% of highest annual base salary during the two-year period prior to the change in control date (“Benchmark Salary”); if continued unemployment at conclusion of 6 month period following termination, additional monthly payments for up to six months of 1/12 of Benchmark Salary, provided not reemployed in comparable position

					12 months after date of termination	6 months after date of termination
Jane A. Kramer	4/11/06	8/18/06	50% of then outstanding stock options accelerate

50% of highest annual base salary during the two-year period prior to the change in control date (“Benchmark Salary”); if continued unemployment at conclusion of 6 month period following termination, additional monthly payments for up to six months of 1/12 of Benchmark Salary, provided not reemployed in comparable position

					12 months after date of termination	6 months after date of termination
William “B.J.” Jones	4/6/06	8/18/06	50% of then outstanding stock options accelerate

50% of highest annual base salary during the two-year period prior to the change in control date (“Benchmark Salary”); if continued unemployment at conclusion of 6 month period following termination, additional monthly payments for up to six months of 1/12 of Benchmark Salary, provided not reemployed in comparable position

					12 months after date of termination	6 months after date of termination